ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                      GABELLI-0'CONNOR TREASURER'S FUND INC.

State Department
of Assessments and Taxation
State of Maryland                                     3-16-89 at 10:35am

      Pursuant to the provisions of Section 2-609 of the Maryland General Corporation Law, Gabelli-O'Connor Treasurer's Fund, Inc. (the "Corporation"), a Maryland corporation having its principal office in Baltimore City, hereby certifies that:

      FIRST: The Corporation desires to amend and restate its charter as currently in effect.

      SECOND: The amendment to the charter of the corporation effected hereby is to amend the name of the corporation.

      THIRD: The amendment and the restatement of the charter of the Corporation herein certified was approved by a majority of the entire Board of Directors of the Corporation, followed by the written consent of the holder of all of the outstanding shares of the Corporation entitled to vote.

      FOURTH: The provisions hereinafter set forth in the Articles of Restatement are all the provisions of the charter of the Corporation as currently in effect.

      FIFTH: The current address of the principal office of the Corporation in the State of Maryland is Prentice Hall Corporation System, Maryland, 111 South Calvert Street, Suite 1400, Baltimore, Maryland 21202.

      SIXTH: The name and the address of the current resident agent of the Corporation in the State of Maryland is Prentice Hall Corporation System, Maryland is Prentice Hall Corporation System, Maryland, 111 South Calvert Street, Suite 1400, Baltimore, Maryland 21202.

      SEVENTH: The number of directors of the Corporation is seven, and the names of the directors of the Corporation currently in office are:

                                 Thomas E. O'Connor
                                 Felix J. Christiana
                                 Robert C. Kolodny, M.D.
                                 Jeffrey P. Parker
                                 Anthony R. Pustorino
                                 Gary L. Roubos
                                 Anthonie C. van Ekris

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                     GABELLI-O'CONNOR TREASURER'S FUND, INC.

      FIRST: (1) The name of the incorporator is Allyssa Rollack.

      (2) The incorporator's post office address is 280 Park Avenue, New York, New York 10017.

      (3) The incorporator is over eighteen years of age.

      (4) The incorporator is forming the corporation named in these Articles of Incorporation under the General Corporation Law of the State of Maryland.

      SECOND: The name of the corporation (hereinafter called the "Corporation") is The Treasurer's Fund, Inc.

      THIRD: The purposes for which the Corporation is formed are:

            (a) to conduct, operate and carry on the business of an investment company;

            (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of notes, bills, bonds, debentures and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness issued or guaranteed as to principal and interest by the United States Government, or any agency or instrumentality thereof, any State or local government, or any agency or instrumentality thereof, or any other securities of any kind issued by any corporation or other issuer organized under the laws of the United States or any State, territory or possession thereof or any foreign country or any subdivision thereof or otherwise, to pay for the same in cash or by the issue of stock, including treasury stock, bonds and notes of the Corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description including and without limitation, the right to consent and otherwise act with respect thereto; with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said investments;

            (c) to conduct research and investigations in respect of securities, organizations, business and general business and financial conditions in the United States of America and elsewhere for the purpose of obtaining information pertinent to the investment and employment of the assets of the Corporation and to procure any and all of the foregoing to be done by others as independent contractors and to pay compensation therefor;

            (d) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

            (e) to issue, sell, distribute, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the Corporation, including shares of stock of the Corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the Corporation, any funds or property of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation;

            (f) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all States of the United States of America, in the District at Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments;

            (g) to carry out all or any part of the foregoing purposes or objects as principal or agent, or in conjunction with any other person, firm, association, corporation or other entity, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to the same extent and as fully as natural persons might or could do;

            (h) to have and exercise all of the powers and privileges conferred by the laws of the State of Maryland upon corporations formed under the laws of such State; and

            (i) to do any and all such further acts and things and to exercise any and all such further powers and privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the foregoing purposes.

      The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Maryland now or hereafter in effect, or impliedly by the reasonable construction of the said law.

      FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 111 South Calvert Street, Suite 1400,
Baltimore, MD 21202.

      The resident agent of the Corporation in the State of Maryland is Prentice-Hall Corporation System, Maryland, at 111 South Calvert Street, Suite 1400, Baltimore, MD 21202.

      FIFTH: (1) (a) The total number of shares of stock of all classes which the Corporation shall have authority to issue is twenty billion
(20,000,000,000), all of which stock shall have a par value of One Tenth of One Cent ($.001) per share. The aggregate par value of all authorized shares of stock of the Corporation is Twenty Million Dollars ($20,000,000).

                  (b) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, the Board of Directors of the Corporation is authorized, without the approval of the holders of any outstanding shares, to increase or decrease the aggregate number of shares of stock that the Corporation shall have authority to issue, but the aggregate number of shares may not be decreased by the Board of Directors below the aggregate number of shares then outstanding.

                  (2)(a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of the stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares thereof then outstanding.

                  (b) Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

                  (3) Until such time as the Board of Directors shall provide otherwise in accordance with section (2) of this Article FIFTH, two billion (2,000,000,000) shares of the authorized shares of stock of the Corporation shall be allocated to each of the following six classes of Common Stock:
Gabelli-O'Connor Money Market Portfolio Common Stock, Gabelli-O'Connor High Yield Money Market Portfolio Common Stock, Gabelli-O'Connor Short/Intermediate Bond Portfolio Common Stock, Gabelli-O'Connor Tax Exempt Money Market Portfolio Common Stock, Gabelli-O'Connor Tax Exempt Short/Intermediate Bond Portfolio Common Stock, and Gabelli-O'Connor Auction Rate Preferred Portfolio Common Stock. The balance of eight billion (8,000,000,000) shares of such stock may be issued in any of these classes, or in any new class or classes each comprising such number of shares and having such designations, such powers, preferences and rights and such qualifications, limitations and restrictions thereof as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Each class of stock of the Corporation and the holders thereof shall be subject to the following provisions.

                  (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth, each class of the Corporation's stock shall have the same preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

                  (b) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that class.

                  (c) The assets belonging to a class of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that class and with that class's share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class bears to the net asset value of all classes of the Corporation's stock as determined in accordance with Article NINTH of these Articles of Incorporation. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

                  (d) each holder of stock of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share computed in accordance with Article NINTH hereof.

                  (e)(i) The term "Minimum Amount" when used herein shall mean Ten Thousand Dollars ($10,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed Twenty-Five Thousand Dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for each class of the Corporation's stock and for holders of shares of each class of stock based on such criteria as the Board of Directors may deem appropriate.

                  (ii) If the net asset value of the shares of a class of the Corporation's stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to shares of that class or with respect to shares of that class held by the stockholders in the same category as that stockholder, the Corporation may redeem all of those shares, upon notice given in accordance with paragraph (iv) of this subsection (e), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                  (iii) The Corporation shall be entitled but not required to redeem shared of stock from any stockholder or stockholders, to the extent and at such times as the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable to prevent the Corporation from qualifying as a "personal holding company", within the meaning of the Internal Revenue Code of 1954, as amended from time to time. Notice shall be given in accordance with paragraph (iv) of this subsection (e).

                  (iv) The notice referred to in paragraphs (ii) and (iii) of this subsection (e) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his or her post office address as shown on the books of the corporation, and sent by certified or registered mail postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (e) shall be an amount equal to the net asset value of such shares, computed in accordance with Article NINTH hereof.

                  (f) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, [ILLEGIBLE] holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate of such price may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                  (g) The right of any holder of stock of the Corporation redeemed by the Corporation as provided in subsection (d) or (e) of this section
(3) to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares is determined, except the right of such holder to receive (i) the redemption price of such shares from the Corporation or its designated agent and (ii) any dividend or distribution to which such holder has previously become entitled as the record holder of such shares on the record date for such dividend or distribution. If shares of stock are redeemed by the Corporation pursuant to subsection (e) of this section (3) and certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until the certificates have been received by the Corporation or its agent duly endorsed for transfer.

                  (h) The Corporation shall be entitled to purchase shares of its stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the stockholder at a price not exceeding the net asset value per share computed in accordance with Article NINTH hereof.

                  (i) The net asset value of each share of a class of the Corporation's stock issued and sold or redeemed or purchased at net asset value shall be the net asset value per share of the shares of that class determined in accordance with Article NINTH hereof based on the assets belonging to that class less the liabilities charged to that class.

                  (j) In the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it.

                  (k) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class, provided that dividends or distributions shall be paid on shares of a class of stock only out of lawfully available assets belonging to that class.

                  (l) For the purpose of allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare, pay and credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation allocated to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of the class, to redeem pro rata from all the stockholders of record of shares of the class at the time of such redemption (in proportion to their respective holdings thereof) such number of outstanding shares of the class, or fractions thereof, as shall be required to permit the net asset value per share of the class to remain constant.

                  (m) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes and then distributed to the holders of stock of each class in proportion to the net asset value of the shares of that class held by the respective holders.

                  (n) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share, standing in such holder's name on the books of the Corporation irrespective of the class thereof; provided, however, that to the extent class voting is required by the Investment Company Act of 1940 or regulations as from time to time amended, or the laws of the State of Maryland as to any such matter, those requirements shall apply.

                  (o) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

                  (4) No holder of any shares of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.

                  (5) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

            SIXTH: The number of directors of the Corporation, until such number shall be increased pursuant to the By-Laws of the Corporation, shall be two. The number of directors shall never be less than the number prescribed by the General Corporation Law of the State of Maryland and shall never be more than twenty. The names of the persons who shall act as directors of the Corporation until the first annual meeting or until their successors are duly chosen and qualify are Thomas E. O'Connor and Mary Elizabeth Hauk.

            SEVENTH: The following provisions are inserted for purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

                  (a) The business and affairs of The Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall, have power:

                  (i) to make, alter and repeal the By-Laws of the Corporation;

                  (ii) to issue and sell, from time to time, shares of any class of the Corporation's stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine, provided that the consideration per share to be received by the Corporation shall be not less than the greater of the net asset value per share of that class of stock at such time computed in accordance with Article NINTH hereof or the par value thereof;

                  (iii) from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation; and to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation; and

                  (iv) from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

                  (b) Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

                  (c) Except as may otherwise be expressly provided by applicable statutes or regulatory requirements, the presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote shall constitute a quorum at any meeting of the stockholders.

                  (d) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the discretion of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purposes for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall by then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to the market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                  (e) Except to the extent prohibited by the Investment Company Act of 1940, as amended, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any successor thereto or by the By-Laws of the Corporation, a director, officer or employee of the Corporation shall not be disqualified by his or her position from dealing or contracting with the Corporation, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director, officer or employee or any firm of which any director, officer or employee is a member or any corporation of which any director, officer or employee is a stockholder, officer or director, is in any way interested in such transaction or contract; provided that in case a director, or a firm or corporation of which a director is a member, stockholder, officer or director, is so interested, such fact shall be disclosed to or shall have been known by the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is a member, stockholder, officer or director of such firm or corporation, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such transaction or contract, wi th like force and effect as if he or she were not such director, or member, stockholder, officer or director of such firm or corporation.

                  (f) Specifically and without limitation of the foregoing subsection (e) but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and may otherwise do business, with Gabelli-O'Connor Fixed Income Mutual Funds Co. and any subsidiary or affiliate of such partnership or any affiliates of any such affiliate, or the partners, officers and employees thereof, and may deal freely with one another notwithstanding that the Board of Directors of the Corporation may be composed in part of partners, officers or employees of such partnership and/or its subsidiaries or affiliates and that officers of the Corporation may have been, be or become partners, directors, officers, or employees of such firm, and/or its subsidiaries or affiliates, and neither such management or advisory, underwriting, distribution or administration contracts nor any other contract or transaction between the Corporation and such partnership and/or its subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or such stockholder under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; and provided always that such contract or transaction shall have been on terms that were not unfair to the Corporation at the time at which it was entered


            EIGHTH: Subject to the requirements of the Investment Company Act of 1940 and rules promulgated thereunder, as from time to time amended, to the maximum extent permitted by the General Corporation Law of the State of Maryland as from time to time amended, the Corporation shall indemnify its currently acting and its former directors and officers and those persons who, at the request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities.

            NINTH: For the purpose of the computation of net asset value referred to in these Articles of Incorporation, the following rules shall apply:

                  (a) The net asset value of each share of a class of the Corporation's stock issued or sold at its net asset value shall be the net asset value per share of that class when next determined as provided in paragraph (d) of this Article NINTH following acceptance by the Corporation of the subscription or other agreement with respect to the issue or sale of such share.

                  (b) The net asset value of each share of a class of the Corporation's stock redeemed by the Corporation at the request of its holder shall be the net asset value per share of that class when next determined as provided in paragraph (d) of this Article NINTH following the time the Corporation receives a request for redemption of such share in good order with all appropriate documentation, including stock certificates, if any, duly endorsed for transfer.

                  (c) The net asset value of each share of a class of the Corporation's stock purchased or redeemed by it otherwise than upon request for redemption by its holder shall be the net asset value per share of that class of the Corporation's stock when next determined as provided in paragraph (d)

Maryland, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, THE TREASURER'S FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on March 6, 1989.


                                               THE TREASURER'S FUND, INC.


                                               By: /s/ Thomas E. O'Connor
                                                   ---------------------------
                                                   Thomas E. O'Connor


Attest:


By: /s/ Mary E. Hauck
    --------------------------
    Secretary

            THE UNDERSIGNED, President of THE TREASURER'S FUND, INC., who executed on behalf of said Corporation the foregoing Amended and Restated Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Amended and Restated Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                               /s/ Thomas E. O'Connor
                                               ---------------------------
                                               Thomas E. O'Connor